EXHIBIT 99.1

Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · Fax: 949.250.2525 www.edwards.com

Media: Amy Meshulam, media@edwards.com
Investors: investor_relations@edwards.com

EDWARDS COMMENTS ON JENAVALVE ACQUISITION

IRVINE, Calif., January 9, 2026 – Edwards Lifesciences (NYSE: EW) today announced that the U.S. District Court for the District of Columbia has granted the motion from the U.S. Federal Trade Commission (FTC) for an injunction blocking the company’s proposed acquisition of JenaValve Technology. As a result, Edwards will not acquire JenaValve.

Edwards disagrees with the decision and believes that the acquisition would have been in the best interest of a large, growing and underserved group of patients.

Aortic regurgitation (AR) is a deadly, progressive disease. It is typically under-detected and under-referred and carries very high mortality if left untreated. As a company pioneering first-of-its-kind innovations for unaddressed structural heart patient groups, Edwards remains committed to leading the AR therapy for patients in need. The company will continue to deliver novel therapies and world-class evidence to transform patient care, including advancing the SOJOURN transcatheter AR valve and enrolling patients in the JOURNEY pivotal trial.

In light of this update, Edwards is revising its full-year 2026 adjusted1 EPS guidance to $2.90 – $3.05 from earlier guidance of $2.80 – $2.95. Any additional updates will be provided at the Fourth Quarter Earnings Call in February.

About Edwards Lifesciences
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most. Discover more at www.edwards.com and follow us on LinkedIn, Facebook, Instagram and YouTube.

Forward Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this release to be covered by the safe harbor provisions of such Acts. These forward-looking statements can sometimes be identified by the use of forward-looking words, such as “may,” “might,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “intend,” “optimistic,” “aspire,” “confident” and other forms of
1 Adjusted earnings per share is a non-GAAP item computed on a diluted basis and in this release also excludes certain litigation expenses, amortization of intangible assets, loss on impairment and separation costs. See “Non-GAAP Financial Information” in this release. Diluted earnings per share are from continuing operations.

these words and include, but are not limited to, statements regarding the company’s plans to deliver novel therapies and world-class evidence to transform care including advancing the SOJOURN valve and enrolling patients in the JOURNEY trial, financial guidance updates and other statements that are not historical facts. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those expressed or implied by the forward-looking statements based on a number of factors as detailed in the company's filings with the Securities and Exchange Commission. These filings, along with important safety information about our products, may be found at Edwards.com.

Non-GAAP Financial Information
Projections for diluted earnings per share from continuing operations are provided on a non-GAAP basis as adjusted to exclude certain litigation expenses, amortization of intangible assets, loss on impairment, and separation costs. The company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives

Edwards, Edwards Lifesciences, and the stylized E logo, are trademarks of Edwards Lifesciences Corporation. All other trademarks are the property of their respective owners.

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